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                                                                EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Quintiles Transnational Corp. (the "Company") for the registration of 4,600,000 shares of its Common Stock and to (i) the inclusion therein of our report dated January 29, 1997 with respect to the consolidated financial statements of the Company included therein, (ii) the incorporation by reference of our report dated January 30, 1996, with respect to the consolidated financial statements of the Company incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995 (as amended on Form 10-K/A), (iii) the incorporation by reference of our report dated April 11, 1996 with respect to the financial statements of Lewin-VHI, a subsidiary of Value-Health, Inc., for the year ended December 31, 1995 incorporated by reference from the Company's Current Report on Form 8-K dated April 16, 1996, and (iv) the incorporation by reference of our report dated August 2, 1996 with respect to the consolidated financial statements of BRI International, Inc. for the six month period ended May 31, 1996 incorporated by reference from the Company's Registration Statement on Form S-4 (No. 333-12573), dated September 24, 1996 and amended October 15, 1996, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                ---------------------------
                                                Ernst & Young LLP


Raleigh, North Carolina
February 7, 1997